UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2008

SCANNER TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New Mexico

(State or Other Jurisdiction of Incorporation)

000-08149	85-0169650
(Commission File Number)	(IRS Employer Identification No.)

14505 21st Avenue North, Suite 220

Minneapolis, Minnesota 55447

(Address of Principal Executive Offices) (Zip Code)

(763) 476-8271

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Effective February 11, 2008, Elwin M. Beaty resigned as our President. Mr. Beaty will continue to serve as our Chief Executive Officer and Chief Financial Officer.

(c)

Effective February 11, 2008, our Board of Directors elected David P. Mork to serve as our President. Prior to his election as our President, Mr. Mork served as our Senior Vice President from the date of our merger (the “Merger”) with Scanner Technologies Corporation, a privately-held Minnesota corporation (“Scanner Minnesota”), in July 2002. In addition, Mr. Mork has been a director since the Merger. From 1997 until the Merger, Mr. Mork served as Senior Vice President of Scanner Minnesota.

On October 29, 2007, the Company and Mr. Mork entered into a Security Agreement and Patent Security and License Agreement pursuant to which the Company granted Mr. Mork a security interest in all of the Company’s property, including its intellectual property. The purpose of those agreements is to secure amounts due to Mr. Mork from the Company under the terms of his employment agreement. As of the date of this report, there were no unpaid amounts due to Mr. Mork under his employment agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2008

SCANNER TECHNOLOGIES CORPORATION
By	/s/ ELWIN M. BEATY
Elwin M. Beaty Chief Executive Officer and Chief Financial Officer